EXHIBIT 15




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Re:  C&D TECHNOLOGIES, INC. and Subsidiaries
     Registration on Forms S-8 (registration No. 33-31978,
     No. 33-71390, No. 33-86672, No. 333-17979, No. 333-38891,
     and No. 333-59177) and on Form S-3 (registration No. 333-38893)


We are aware that our report dated August 27, 1998 on our review of interim financial information of C&D TECHNOLOGIES, INC. and Subsidiaries for the period ended July 31, 1998 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements of C&D TECHNOLOGIES, INC. and Subsidiaries on Forms S-8 (Registration No. 33-31978, No. 33-71390, No. 33-86672, No. 333-17979, No. 333-38891, and No.
333-59177) and on Form S-3 (Registration No. 333-38893). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
September 10, 1998